UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2011

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2011, the Board of Directors of Alaska Communications Systems Group, Inc. (the "Company") approved amendments to and a restatement of the Company’s Amended and Restated Bylaws (as amended, the "Bylaws"), which were effective immediately upon their adoption. The amendments remove references to Rule 14a-11 of the Securities Exchange Act of 1934, as amended, from certain provisions of Articles II and III of the Bylaws regarding advance notice of stockholder business and stockholder nominations for directors. The amendments were made as a result of the decision of the U.S. Court of Appeals to vacate that rule and the announcement by the Securities and Exchange Commission of its decision not to appeal or further pursue it.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
3.1 Amended and Restated By-Laws, Alaska Communications Systems Group, Inc., dated September 27, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

September 30, 2011	By:	Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws, Alaska Communications Systems Group, Inc., dated September 27, 2011